EXHIBIT 4.2



         WARRANT AGREEMENT dated as of November __, 1998 between 21st Century Holding Company, a Florida corporation (the "Company"), and Gilford Securities Incorporated (hereinafter referred to as "Gilford").


                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to Gilford warrants ("Warrants") to purchase up to 125,000 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"); and

         WHEREAS, Gilford (the "Underwriter") has entered into an underwriting agreement (the "Underwriting Agreement") dated _____________ __, 1998 between the Underwriter as representative of the several underwriters named in Schedule 1 to the Underwriting Agreement, and the Company in connection with the Company's proposed public offering (the "Public Offering") of 1,250,000 shares of Common Stock, at a price of $____ per share; and

         WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Gilford or officers and partners of Gilford and members of the selling group and/or their officers or partners, in consideration for, and as part of Gilford's compensation in connection with, the Underwriter acting as representative of several underwriters named in Schedule 1 to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter or its designees to the Company of TWELVE DOLLARS AND FIFTY CENTS ($12.50), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1.       GRANT.


         Gilford, and/or its designees are hereby granted the right to purchase, at any time from _________________, 1999 until 5:00 P.M., New York time, on _______________, 2003 (the "Warrant Exercise Term"), up to 125,000 fully-paid and non assessable Shares at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $_____ per share, representing 145% of the initial offering price of the Common Stock in the Public Offering.


         2.       WARRANT CERTIFICATES.

         The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         3.       EXERCISE OF WARRANT.

         The Warrants initially are exercisable at a price of $______ per share of Common Stock purchased, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices in Florida (currently located at 4161 N.W. 5th Street, Plantation, Florida 33317) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares purchasable under


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any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

         4.       ISSUANCE OF CERTIFICATES.

         Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any transfer tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.


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         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares (the "Warrant Securities"), shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), nor any state securities laws and may not be offered or sold except (i) pursuant to an effective registration statement under the Act and applicable state securities laws,
                  (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act or applicable state securities laws is available."

         5.       RESTRICTION ON TRANSFER OF WARRANTS.

         The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the effective date of the registration statement filed in connection with the Public Offering, except to officers and partners of Gilford or to any member of the selling group participating in the distribution to the public of the shares of Common Stock and/or their respective officers or partners.

         6.       PRICE.

                  6.1 INITIAL AND ADJUSTED EXERCISE PRICES. The initial exercise price of each Warrant shall be $______ per share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 8 hereof.


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

                  6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       REGISTRATION RIGHTS.

                  7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. Neither the Warrants nor the Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Securities Act").

                  7.2 REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; PROVIDED, HOWEVER, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination,
(i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for subsequent public distribution of such security pursuant to Rule 144 under the Securities Act (or any successor provision), or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.


                  7.3 PIGGYBACK REGISTRATION. If, at any time during the seven years following the effective date of the Public Offering, the Company proposes to prepare and file any new registration statement covering equity or debt securities of the



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Company, or any such securities of the Company held by its shareholders (in any such case, other than pursuant to Form S-4 or Form S-8 or successor form) (for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to all Holders of the Warrants and the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders other than underwriting discounts and commissions, and fees and expenses of the Holder's counsel; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.


         If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a


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

request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.


                  7.4 DEMAND REGISTRATION. (a) For a period of five (5) years from the effective date of the Public Offering, any "Majority Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the Company (excluding fees and expenses of the Majority Holder's counsel and any underwriting or selling commissions), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof for nine (9) consecutive months.


                           (b) The Company covenants and agrees to give written
notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) days


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

from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), Holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to
Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                           (c) In addition to the registration rights provided
for under Section 7.3 hereof and subsection (a) of this Section 7.4, for a period of five (5) years from the closing of the Public Offering, any Holder of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion in respect of such Holders of Registrable Securities, a Registration Statement so as to permit a public offering and sale of such Registrable Securities for nine (9) consecutive months, provided, however, that all costs incident thereto shall be at the expense of the Holders of the Registrable Securities included in such Registration Statement. If a Holder of Registrable Securities shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Section 7.4(c), then within ten (10) days after the Company's receipt of such notice, the Company shall give notice to the other Holders of Registrable Securities advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such Holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing. The Registration Statement filed pursuant to this Section 7.4(c) may include other securities of the Company which are held by officers or directors of the


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

Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in such Registration Statement.

                           (d) The term "Majority Holder" as used in Section 7.4
hereof shall mean any Holder or any combination of Holders of Registrable Securities, if included in such Holders' Registrable Securities are that aggregate number of shares of Common Stock (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of shares of Common Stock (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all the Registrable Securities.

                           (e) Notwithstanding the foregoing, if the Company
shall inform the Holders requesting the filing of a registration statement pursuant to this Section 7.4 that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12) month period.

                  7.5 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. The Company covenants and agrees as follows:

                           (a) In connection with any registration under Section
7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than twenty (20) business days following receipt of any demand therefor, shall use its best


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efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                           (b) The Company shall pay all costs, fees and
expenses in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holders of Registerable Securities shall pay any underwriting discounts or expenses applicable to the sale of the Registerable Securities sold by such Holders pursuant to the Registration Statement and the fees and expenses of any counsel retained by them. The Holders of Registrable Securities included in any Registration Statement filed pursuant to Section 7.4(c) hereof will pay all costs, fees and expenses in connection with such Registration Statement.

                           (c) The Company will take all necessary action which
may be required in qualifying or registering the Registrable Securities included in a Registration Statement, for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                           (d) The Company shall indemnify any Holder of the
Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of


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

the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement.


                           (e) Each of the Holders holding securities included
in any registration, shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.4.


                           (f) Any Holder of Registrable Securities to be sold
pursuant to a registration statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or its successors or assigns, for specific inclusion in such


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Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company and to provide for just and equitable contribution as set forth in Section 7 of the Underwriting Agreement.

                           (g) Nothing contained in this Agreement shall be
construed as requiring any Holder to exercise his Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         8.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SECURITIES.

         The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.



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                  8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  8.2 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  8.3 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the


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case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Shares underlying the Warrants immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.


                  8.4 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made:


                                    (a) Upon the issuance or sale of the
                  Warrants or the shares of Common Stock issuable upon the exercise of the Warrants; or

                                    (b) Upon the issuance or sale of the shares
                  of Common Stock issued pursuant to the Public Offering;

                                    (c) Upon the issuance of options pursuant to
                  the Company's employee stock option plan in effect on the date hereof or the issuance or sale by



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

                  the Company of any shares of Common Stock pursuant to the exercise of any such options; or

                                    (d) If the amount of said adjustment shall
                  be less than one cents (1(cent)) per security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cents (1(cent)) per security.


                  8.5 DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.5.


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                  8.6 SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK OR OTHER
SECURITIES. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of the unexercised Warrants shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights are distributed to the other shareholders of the Company.


         9.       EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

         Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.



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         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10.      ELIMINATION OF FRACTIONAL INTERESTS.

         The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

         11.      RESERVATION AND LISTING OF SECURITIES.

         The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on the Nasdaq National Market.

         12.      NOTICES TO WARRANT HOLDERS.



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

         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                           (a) the Company shall take a record of the holders of
                  its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b) the Company shall offer to all the holders of its
                  Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or



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

entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13.      NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to a registered Holder of the Warrants, to the
                  address of such Holder as shown on the books of the Company;
                  or

                           (b) If to the Company, to the address set forth in
                  Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

         14.      SUPPLEMENTS AND AMENDMENTS.

         The Company and Gilford may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Gilford may deem necessary or desirable and



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

which the Company and Gilford deem not to adversely affect the interests of the Holders of Warrant Certificates.

         15.      SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         16.      GOVERNING LAW.

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         17.      BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Gilford and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Gilford and any other Holder or Holders of the Warrant Certificates or Warrant Securities.

                  18.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

                                     21st CENTURY HOLDING COMPANY

                                     By:________________________________________
                                     Name:
                                     Title:

Attest:

________________________________     GILFORD SECURITIES INCORPORATED

                                     By:________________________________________
                                     Name:
                                     Title:

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICALBE STATE SECURITIES LAWS IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

           EXERCISABLE COMMENCING ________________ ___, 1999, THROUGH
                5:00 P.M., NEW YORK TIME, ____________ ___, 2003

NO.  W-1                                                        125,000 WARRANTS

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that Gilford Securities Incorporated or its registered assigns, is the registered holder of Warrants to purchase, at any time from ___________ __, 1999 until 5:00 P.M. New York City time on __________ __, 2003 ("Expiration Date"), up to 125,000 fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock"), of 21st Century Holding Company, a Florida corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_____ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of ___________ ___, 1998 between the Company and Gilford Securities Incorporated (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

         No Warrant may be exercised after 5:00 P.M, New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: __________ __, 1998            21st CENTURY HOLIDNG COMPANY


                                      By:_______________________________________
                                         Name:
                                         Title:

Attest:

____________________________________

                          FORM OF ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such securities cash or a certified or official bank check payable in New York Clearing House Funds to the order of 21st Century Holding Company in the amount of $____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ___________________________, whose address is ____________________________________________, and that such
Certificate be delivered to _______________________________________, whose address is _________________________________________________.

Dated:                              Signature:__________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)







                     _______________________________________


                     _______________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                               FORM OF ASSIGNMENT

             (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER
                 DESIRES TO TRANSFER THE WARRANT CERTIFICATE.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto__________________________ (Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint , Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

                                    Signature:__________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)




_________________________________


_________________________________

      (Insert Social Security or Other
         Identifying Number of Assignee)